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                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
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                                     FORM 8-K

                                  CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       December 6, 1994
                                                     --------------------
                             CNA FINANCIAL CORPORATION
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            (Exact Name of Registrant as Specified in Charter)

Delaware                         1-5823                      36-6169860
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(State or Other Jurisdiction   (Commission                (IRS Employer
  of Incorporation)            File Number)           Identification No.)


CNA Plaza, Chicago, Illinois                                    60685
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code        (312) 822-5000
                                                       ------------------
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         (Former Name or Former Address, if Changed Since Last Report)

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                                 Page 1 of 6
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     Item 5.  Other Events

              On December 6, 1994, CNA Financial Corporation (CNA) issued a press release, which stated that CNA and The Continental Corporation (Continental) signed an agreement under which CNA will acquire Continental through a cash merger for $1.1 billion. A copy of the press release is attached hereto as Exhibit 1 and is incorporated herein by reference.

















































                                 Page 2 of 6
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                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           CNA FINANCIAL CORPORATION
                                           -------------------------


Date:  December 6, 1994                       By:  Peter E. Jokiel
       ----------------                            ---------------
                                                   Peter E. Jokiel
                                                   Senior Vice President and
                                                   Chief Financial Officer







































                                 Page 3 of 6
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CNA
For All the Commitments You Make

                            EXHIBIT 1
                            ---------
                            Media Contacts:
                            Dave Thomson            Arthur O'Connor
                            CNA Public Relations    Continental Public Relations
                            312-822-2084            212-440-7975

                            Carrie Rosen            Sherrie Saag
                            CNA Media Relations     CNA Media Relations
                            312-822-5819            312-822-2085
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                                                       CNA Insurance Companies
news                                                   CNA Plaza
                                                       Chicago, Illinois 60685
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                                                   FOR IMMEDIATE RELEASE
                                                   ---------------------

                     CNA FINANCIAL CORPORATION TO ACQUIRE
                 THE CONTINENTAL CORPORATION FOR $1.1 BILLION

CHICAGO, December 6, 1994 -- CNA Financial Corporation (CNA) and The

Continental Corporation (Continental) today have signed an agreement under which CNA will acquire Continental through a cash merger for $1.1 billion, or

$20 a share. The acquisition will create the seventh largest U.S. insurance group.

      Dennis H. Chookaszian, Chairman and Chief Executive Officer of the

CNA Insurance Companies, said that the acquisition presents a unique opportunity to build a world-class insurance organization.

      Continental's Chairman and Chief Executive Officer John P. Mascotte

said that the merger will achieve an impressive collaboration of the talents,

strengths and resources of both companies.

      Both boards have approved the transaction. The acquisition may be funded with long-term debt or may include a combination of long-term debt and equity.

      In conjunction with CNA's acquisition of Continental, CNA will invest an additional $275 million which takes the place of the funds that Insurance

Partners, L.P., had committed under a previous agreement with Continental.
                                    -more-
                                 Page 4 of 6
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CNA - Continental -- add 1

      Chookaszian said that the acquisition of Continental will expand

CNA's product portfolio for customers and agents. "The opportunity to acquire high-quality assets and gain additional market presence, while building on our solid financial strength is very exciting," he said.

      "Numerous economies of scale and market efficiencies make the agreement an excellent business decision," said Chookaszian. "We see opportunities to apply both companies' experience in improving efficiencies,

and this should reduce costs. In addition, the insurance expertise of CNA and

Continental can be further leveraged through the agents and brokers of both organizations."

      CNA's solid capital position, high-quality, conservative investment portfolio and positive operating trends all contribute to CNA's ability to make a success of the acquisition. CNA's strong debt-to-capital ratio of 17 percent, plus the economic benefits of the acquisition, will more than support the financing.

      CNA and Continental will jointly seek regulatory approvals as quickly as possible. Until the acquisition is completed, Continental will continue to operate independently. Mascotte will continue as chairman and chief executive officer for the interim period. In addition, a transition team composed of key people from both organizations will be formed to ensure that CNA and

Continental are smoothly combined.

      CNA Financial Corporation is the parent company of the CNA Insurance

Companies, the 12th largest U.S. insurance organization and the sixth largest

U.S. property-casualty insurance group as measured by 1993 premium volume.

Loews Corporation owns 84 percent of the common stock of CNA Financial

Corporation. CNA had 1993 revenues of $11 billion and assets of $41.9 billion as of December 31, 1993. The principal CNA Insurance Companies are

Continental Casualty Company and Continental Assurance Company.
                                   -more-
                                 Page 5 of 6
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CNA - Continental -- add 2

      The Continental Corporation, headquartered in New York, is the 11th largest U. S. property-casualty insurance company based on 1993 premium volume. Continental had 1993 revenues of $5 billion and assets of $16 billion as of December 31, 1993.

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